Contact:	Press Jim Sheehan SeaChange 1-978-897-0100 x3064 jim.sheehan@schange.com	Exhibit 99.1 Investors Monica Gould The Blueshirt Group 1-212-871-3927 monica@blueshirtgroup.com

SEACHANGE ANNOUNCES PRELIMINARY SECOND QUARTER

FISCAL YEAR 2017 RESULTS

ACTON, Mass. (August 23, 2016) –Multiscreen innovator SeaChange International, Inc. (NASDAQ: SEAC) today announced preliminary results for its second quarter fiscal year 2017. The Company will host a conference call today at 8:30 a.m. ET to discuss the preliminary results.

SeaChange anticipates ending the second quarter of fiscal 2017 with total revenue of approximately $18.3 million to $18.5 million, compared to the Company’s prior guidance of $23 million to $25 million, and a non-GAAP operating loss of approximately $0.19 to $0.23 per basic share, compared to prior guidance of a non-GAAP operating loss of $0.10 to $0.15 per basic share. The revenue shortfall was due primarily to an increase in estimated time to complete active statements of work, and select transactions expected to close in the second quarter that were delayed due to shifts in customers’ schedules. The company’s Cash position as of July 31, 2016 was approximately $51 million, in line with prior expectations.

These preliminary, unaudited results are based on management’s initial review of operations for the second quarter of fiscal 2017, and remain subject to completion of SeaChange’s normal quarterly closing and review procedures. The Company will report results for the second quarter of fiscal 2017 on Thursday, September 1st 2016 after the market close. At that time, the Company will provide an update on full year guidance and a reconciliation of GAAP to non-GAAP financial results. The Company is not currently able to provide a reconciliation of GAAP to non-GAAP results because the Company has not completed its normal quarterly closing and review procedures.

“While we are disappointed with our second-quarter results, we are confident in our course of action to continue driving long-term growth, and remain optimistic regarding our revenue pipeline for the second half of fiscal 2017,” said Ed Terino, Chief Executive Officer, SeaChange. “With a new CFO in place, who brings over 15-years of finance leadership in media, we continue to make excellent progress in improving our operations and optimizing our cost structure. We plan to implement additional companywide cost savings initiatives in our fiscal third quarter in order to achieve profitability and positive cash flow performance in the fourth quarter of fiscal 2017.”

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The Company will host a conference call to discuss its preliminary second quarter fiscal 2017 results at 8:30 a.m. ET today, Tuesday, August 23, 2016. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037(international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through September 6, 2016 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1364-4260. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of PayTV and OTT platforms, SeaChange (Nasdaq: SEAC) empowers service providers, broadcasters, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As a three-time Emmy award-winning organization with 23 years of experience, we give media businesses the content management, delivery and monetization capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, operating loss, cost saving initiatives and related costs savings and other financial matters, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the Company’s second fiscal quarter results are preliminary and subject to adjustment, including through the Company’s normal quarter-end accounting process; the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the inability to meet revenue targets for our SaaS-based multiscreen service offering; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand by one of the Company’s large customers; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the Company’s ability to generate sufficient revenues to reduce its losses or regain profitability; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act;

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foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to access sufficient funding to finance desired growth and operations; the impact of changes in the market on the value of our investments; any impairment of the Company’s assets; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; the implementation of restructuring programs; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; terrorist acts, conflicts, wars and geopolitical uncertainties; the Company’s Delaware anti-takeover provisions; and the effect on revenue and reported results of a change in financial accounting standards.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 13, 2016. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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